For Immediate Release:                                                                                                           Exhibit 99.1

FELCOR REPORTS FIRST QUARTER OPERATING RESULTS

FFO Meets High End of Guidance

     IRVING, Texas…May 7, 2008 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported operating results for the first quarter ended March 31, 2008.

Highlights:

•

Increased Revenue per Available Room (“RevPAR”) by 7.9 percent at our 61 hotels where renovations had been completed for at least a full quarter. RevPAR increased 4.6 percent for our 85 consolidated hotels.

•

Exceeded operating expectations for our 61 hotels where renovations had been completed for at least a full quarter. Hotel EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) for these hotels exceeded budget by 2.7 percent and are exceeding our targeted 12 percent return on the guest impact portion of total capital expenditures.

•	Completed renovations at 14 more hotels. We have now completed renovations at 75 hotels (approximately 90 percent of the hotels in our portfolio).

•	During the first quarter, we had 19 hotels under renovation. While the first quarter performance was affected by renovation disruption, we are now on a “normal” renovation schedule.

•

Completed three redevelopment projects: a 35,000 square-foot convention center built adjacent to our Hilton - Myrtle Beach Resort, a spa addition at our Embassy Suites Hotel - Deerfield Beach Resort & Spa, and additional meeting space at our Doubletree Guest Suites at Doheny Beach.

First Quarter Operating Results:

In the first quarter, RevPAR at our 85 consolidated hotels increased 4.6 percent and Average Daily Rate (“ADR”) increased 1.7 percent compared to the same period in 2007. RevPAR at our 61 hotels where renovations had been completed for at least a full quarter increased 7.9 percent compared to the same period in 2007. At our 24 remaining hotels, RevPAR decreased 2.2 percent largely from a 5.8 percent decrease in occupancy, which is attributed principally to renovation-related disruptions.

“With 90 percent of our renovations complete, we are now on a normal renovation schedule. In addition, we continue to earn the returns we expected on the renovations,” said Richard A. Smith, FelCor’s President and Chief Executive Officer. “We are pleased with our first quarter results, which were in line with our expectations. We are also pleased with the performance of our recent acquisitions, which exceeded their Hotel EBITDA budgets. Despite the economic headwinds and low visibility, we have not yet seen a widespread moderation in demand. However, we are cautious with regard to the remainder of the year and have worked with our managers to develop contingency plans for each of our hotels and continue to monitor travel trends very carefully.”

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FelCor Lodging Trust 2008 Operating Results
May 7, 2008

Our Same-Store Adjusted Funds from Operations (“FFO”) increased to $32.1 million, or $0.51 per share, compared to $28.3 million, or $0.45 per share, for the same period in 2007. Our Adjusted FFO was $32.1 million, a $635,000 increase from the same period in 2007. Adjusted FFO per share was at the high end of our expectations.

Our Same-Store Adjusted EBITDA increased to $71.2 million, compared to $68.1 million for the same period in 2007, an increase of four percent. Our Adjusted EBITDA (including sold hotels) increased to $71.2 million in the first quarter, compared to $68.2 million for the same period in 2007.

Our Same-Store Hotel EBITDA increased to $82.2 million, compared to $78.4 million in the same period in 2007, an increase of five percent. Same-Store Hotel EBITDA margin was 28.2 percent, which exceeded our expectations and represented an 18 basis point decrease compared to the same period in 2007.

Net loss applicable to common stockholders was $22.2 million, or $0.36 per share, compared to net income applicable to common stockholders of $19.5 million, or $0.32 per share, for the same period in 2007. Our current year loss included a $17.1 million impairment charge related to two hotels that are candidates for sale. The income for the same period in 2007 included $3.3 million gains from sale of condominiums, $11.2 million gain on sale of an unconsolidated hotel, $6.0 million gains on sale of hotels in discontinued operations, and $3.6 million operating income from hotels in discontinued operations.

EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Same-Store Hotel EBITDA, Same-Store Hotel EBITDA margin, FFO, Adjusted FFO and Same-Store Adjusted FFO are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 8 for a reconciliation of each of these measures to our net income (loss) and for information regarding the use, limitations and importance of these non-GAAP financial measures.

Renovation Program Update:

     During the first quarter, 19 hotels were under renovation. We completed renovations at 14 of those hotels. Since we started the program, we have completed renovations at 75 hotels, which comprise approximately 90 percent of our hotels. We expect to complete the remaining renovations during 2008. We had approximately 35,000 room nights (or approximately two percent of our portfolio) out of service in the first quarter of 2008, compared to 85,000 during the fourth quarter of 2007. As of the end of the first quarter, we are now on a “normal” renovation schedule with only seven hotels under renovation during May.

We spent $48.4 million on renovations and redevelopment projects at our hotels during the first quarter, including our pro rata share of joint venture expenditures.

Overall, our renovated hotels are exceeding targeted 12 percent returns on the guest impact portion of total capital expenditures. Similarly, during the first quarter, RevPAR, Hotel EBITDA and Hotel EBITDA margin exceeded budget for these hotels. For the 61 hotels where our renovations had been completed for at least a full quarter, RevPAR increased 7.9 percent for the first quarter, compared to the prior year period. For these same hotels, Hotel EBITDA grew ten percent compared to prior year, which was 2.7 percent greater than budget.

Development:

We continue to progress on our redevelopment projects. We recently completed the new 35,000 square-foot convention center adjacent to our Hilton - Myrtle Beach Resort, the addition of a spa at our Embassy Suites Hotel - Deerfield Beach Resort & Spa and the additional meeting space at our Doubletree Guest Suites at Doheny Beach, California. The redevelopment of our hotel on San Francisco’s Union Square to a Marriott remains on schedule to be completed by early 2009. We are currently in various planning and entitlement stages at our remaining projects.

Portfolio Recycling:

As part of our long-term strategic plan, we continually examine each hotel in our portfolio to address issues of market supply, ongoing capital needs and concentration of risk. Consistent with this plan, we have identified six hotels as candidates for sale. We recorded an impairment charge of $17.1 million with respect to two of these hotels, but we expect an aggregate gain from the sale of the six hotels.

Capital Structure:

At March 31, 2008, we had $1.5 billion of consolidated debt outstanding with a weighted average life of four years and a weighted average interest rate of 6.3 percent. As a result of the recent reduction in LIBOR, our weighted average interest rate is nearly 100 basis points lower than at the end of 2007. Our cash and cash equivalents totaled $71.3 million at March 31, 2008. We have no material debt maturities in 2008.

“As we continue to recycle our portfolio, we will evaluate the use of proceeds from asset sales with an eye toward managing our balance sheet, maintaining flexibility and liquidity, and maximizing our capacity as we face an uncertain economic environment. We have no major debt maturities until 2009; however, we continue to look for ways to improve our balance sheet,” said Andrew J. Welch, FelCor’s Executive Vice President and Chief Financial Officer. “From an operational perspective, we expect RevPAR and Hotel EBITDA margin growth to accelerate going forward as we earn returns from the completed renovations, recapture displaced business and complete our redevelopment projects, including Union Square. As a result, we expect our dividend coverage to improve in 2009.”

2008 Guidance:

      Our operating expectations for 2008 remain unchanged, as demand levels and pricing have been consistent with our expectations. Our guidance assumes that our portfolio will have an increase in RevPAR significantly higher than the industry average.  RevPAR at our 85 consolidated hotels increased 6.6 percent in April 2008, compared to the same period in 2007. The benefits of our renovation program, including achieving the expected returns from our capital investment, are driving the relatively high increase in RevPAR.  As a result, we currently anticipate:

•	Portfolio RevPAR growth between 6.5 and 8.5 percent for the full year and 7.0 and 9.0 percent for the second quarter;
•	Adjusted EBITDA to be between $293 million and $301 million for the full year and between $87 million and $89 million for the second quarter;
•	Adjusted FFO per share to be between $2.29 and $2.42 for the full year and between $0.76 and $0.80 for the second quarter;
•	Net Income to be between $16 million and $24 million (including the $17.1 million first quarter impairment charge) for the full year and between $22 million and $24 million for the second quarter;
•	Hotel EBITDA margins to increase between 50 and 100 basis points for the full year;
•	Capital expenditures, including redevelopment projects, of $150 million; and
•	Gain of $400,000 from the sale of three condominium units during the year.

Second quarter guidance for Adjusted FFO per share assumes the conversion of our series A preferred stock because it is more dilutive when our Adjusted FFO per share exceeds $0.63 per share. This increases fully diluted shares outstanding to 73.2 million for the quarter. Without the conversion, our second quarter guidance for Adjusted FFO per share would be $0.79 to $0.83. Our full year guidance does not exceed the annual conversion threshold; therefore, fully diluted shares outstanding for the full year are assumed to be 63.2 million (i.e., our series A preferred stock is not deemed converted) for purposes of computing full year Adjusted FFO per share.

FelCor, a real estate investment trust, is the nation’s largest owner of upper-upscale, all-suite hotels. FelCor’s portfolio is comprised of 85 consolidated hotels and resorts, located in 23 states and Canada. FelCor’s portfolio consists primarily of upper-upscale hotels, which are flagged under global brands such as Embassy Suites Hotels, Doubletree, Hilton, Renaissance, Sheraton, Westin and Holiday Inn. Additional information can be found on the Company’s Web site at  www.felcor.com.

We invite you to listen to our first quarter earnings Conference Call on Thursday, May 8, 2008, at 10:00 a.m. (Central Time). The conference call will be Web cast simultaneously via the Internet on FelCor’s Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “News” pages. A telephonic replay will be available from Thursday, May 8, 2008, at 1:00 p.m. (Central Time), through Tuesday, May 13, at 1:00 p.m. (Central Time), by dialing 800-642-1687 (conference ID # 44705989). A recording of the call will also be archived and available at www.felcor.com .

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. General economic conditions, operating risks associated with the hotel business, the impact of U.S. military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of increased fuel prices and security precautions, the availability of capital, the ability to execute our renovation program on budget in a timely manner, the cyclical nature of the real estate markets, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:

Stephen A. Schafer, Vice President Strategic Planning & Investor Relations,

(972) 444-4912    sschafer@felcor.com

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FelCor Lodging Trust 2008 Operating Results
May 7, 2008

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Revenues:
Hotel operating revenue:
Room	$230,132	$204,323
Food and beverage	46,508	31,773
Other operating departments	14,907	12,445
Other revenue	328	131
Total revenues	291,875	248,672

Expenses:
Hotel departmental expenses:
Room	$54,651	$48,783
Food and beverage	35,446	24,535
Other operating departments	7,029	4,947
Other property related costs	77,125	68,557
Management and franchise fees	15,902	13,123
Taxes, insurance and lease expense	29,304	29,229
Corporate expenses	6,827	6,787
Depreciation and amortization	33,768	25,051
Impairment loss	17,131	-
Other expenses	933	22
Total operating expenses	278,116	221,034

Operating income	13,759	27,638
Interest expense, net	(26,003)	(22,872)
Income (loss) before equity in income from unconsolidated entities, minority interests and gain on sale of assets	(12,244)	4,766
Equity in income (loss) from unconsolidated entities	(622)	12,771
Gain on sale of condominiums	-	3,281
Minority interests	406	37
Income (loss) from continuing operations	(12,460)	20,855
Discontinued operations	(13)	8,307
Net income (loss)	(12,473)	29,162
Preferred dividends	(9,678)	(9,678)
Net income (loss) applicable to common stockholders	$(22,151)	$19,484

Basic and diluted per common share data:
Net income (loss) from continuing operations	$(0.36)	$0.18
Net income (loss)	$(0.36)	$0.32
Basic weighted average common shares outstanding	61,714	61,374
Diluted weighted average common shares outstanding	61,714	61,762
Cash dividends declared on common stock	$0.35	$0.25

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FelCor Lodging Trust 2008 Operating Results
May 7, 2008

Discontinued Operations

(in thousands)

Discontinued operations include the results of operations of 11 hotels sold in 2007. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended March 31,
	2008	2007
Operating revenue	$-	$15,498
Operating expenses	(13)	(11,879)
Operating income (loss)	(13)	3,619
Interest expense, net	-	(25)
Gain on sale of hotels	-	6,031
Loss on the early extinguishment of debt	-	(901)
Minority interests	-	(417)
Income (loss) from discontinued operations	(13)	8,307
Minority interest in FelCor LP	-	182
Interest expense, net of minority interests	-	27
EBITDA from discontinued operations	(13)	8,516
Gain on sale of hotels	-	(6,031)
Charges related to early extinguishment of debt, net of minority interests	-	811
Adjusted EBITDA from discontinued operations	$(13)	$3,296

Selected Balance Sheet Data

(in thousands)

	March 31,	December 31,
	2008	2007
Investment in hotels	$3,107,107	$3,094,521
Accumulated depreciation	(722,591)	(694,464)
Investments in hotels, net of accumulated depreciation	$2,384,516	$2,400,057

Cash and cash equivalents	$71,325	$57,609
Total assets	$2,672,453	$2,683,835
Total debt	$1,498,800	$1,475,607
Total stockholders’ equity	$962,672	$1,006,914

     At March 31, 2008, we had an aggregate of 63,195,149 shares of FelCor common stock and 1,353,771 limited partnership units of FelCor Lodging Limited Partnership outstanding.

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FelCor Lodging Trust 2008 Operating Results
May 7, 2008

Debt Summary

(dollars in thousands)

	Encumbered	Interest Rate at	Maturity	Consolidated
	Hotels	March 31, 2008	Date	Debt
Line of credit(a)	none	L + 0.80	August 2011	$30,000
Senior term notes	none	8.50(b)	June 2011	299,225
Senior term notes	none	L + 1.875	December 2011	215,000
Other	none	L + 0.40	June 2008	4,799
Total line of credit and senior debt(c)		6.62		549,024

Mortgage debt	12 hotels	L + 0.93(d)	November 2008(e)	250,000
Mortgage debt	7 hotels	6.57	June 2009-2014	88,617
Mortgage debt	7 hotels	7.32	March 2009	119,928
Mortgage debt	8 hotels	8.70	May 2010	165,060
Mortgage debt	6 hotels	8.73	May 2010	118,774
Mortgage debt	2 hotels	L + 1.55(f)	May 2009(g)	176,052
Mortgage debt	1 hotel	L + 2.85	August 2008	15,500
Mortgage debt	1 hotel	5.81	July 2016	12,417
Other	1 hotel	9.17	August 2011	3,428
Total mortgage debt(c)	45 hotels	6.09		949,776

Total		6.28%		$1,498,800

(a)

We have a borrowing capacity of $250 million on our line of credit. The interest rate on this line can range from 80 to 150 basis points over LIBOR, based on our leverage ratio as defined in our line of credit agreement.

(b)	The interest rate on these senior notes will increase to 9.0 percent if the credit rating on our senior debt is downgraded by Moody’s to B1 and Standard & Poor’s rating remains below BB-.

(c)	Interest rates are calculated based on the weighted average debt outstanding at March 31, 2008.

(d)	We have purchased an interest rate cap for this notional amount with a cap rate of 7.8 percent that expires in November 2008.

(e)	This loan provides us, at our sole discretion, three one-year extension options that permit the maturity to be extended to 2011.

(f)	We have purchased interest rate caps for $177 million aggregate notional amounts with cap rates of 6.25 percent, which expire in May 2009.

(g)	These loans provide us, at our sole discretion, three one-year extension options that permit the maturity to be extended to 2012.

Debt Statistics at March 31, 2008

Weighted average interest	6.28%
Fixed interest rate debt to total debt	53.9%
Weighted average maturity of debt	4 years
Mortgage debt to total assets	35.5%

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FelCor Lodging Trust 2008 Operating Results
May 7, 2008

Non-GAAP Financial Measures

     We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, Adjusted FFO per share, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Same-Store Hotel EBITDA and Same-Store Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

Reconciliation of Net Income (Loss) to FFO, Adjusted FFO and Same-Store Adjusted FFO

(in thousands, except per share and unit data)

	Three Months Ended March 31,
	2008			2007
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$(12,473)			$29,162
Preferred dividends	(9,678)			(9,678)
Net income (loss) applicable to common stockholders	(22,151)	61,714	$(0.36)	19,484	61,762	$0.32
Depreciation and amortization	33,768	-	0.55	25,051	-	0.41
Depreciation, unconsolidated entities and discontinued operations	3,549	-	0.06	2,863	-	0.05
Gain on sale of hotels	-	-	-	(6,031)	-	(0.10)
Gain on sale of hotels in unconsolidated entities	-	-	-	(11,182)	-	(0.18)
Minority interest in FelCor LP	(477)	1,354	(0.02)	426	1,355	(0.02)
Conversion of options and unvested restricted stock	-	126	-	-	-	-
FFO	14,689	63,194	0.23	30,611	63,117	0.48
Abandoned projects	-	-	-	22	-	-
Charges related to early extinguishment of debt, net of minority interests	-	-	-	811	-	0.02
Impairment loss	17,131	-	0.27	-	-	-
Conversion costs(a)	259	-	0.01	-	-	-
Adjusted FFO	32,079	63,194	0.51	31,444	63,117	0.50
FFO from discontinued operations	13	-	-	(3,269)	-	(0.05)
FFO from acquired hotels(b)	-	-	-	3,385	-	0.05
Gain on sale of condominiums	-	-	-	(3,281)	-	(0.05)
Same-Store Adjusted FFO	$32,092	63,194	$0.51	$28,279	63,117	$0.45

(a)	These costs relate to the conversion of our Hotel 480 Union Square in San Francisco to a Marriott. The conversion is expected to be completed by early 2009.

(b)	We have included amounts for two Renaissance hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

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FelCor Lodging Trust 2008 Operating Results
May 7, 2008

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Same-Store Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2008	2007
Net income (loss)	$(12,473)	$29,162
Depreciation and amortization	33,768	25,051
Depreciation, unconsolidated entities and discontinued operations	3,549	2,863
Minority interest in FelCor Lodging LP	(477)	426
Interest expense	26,549	24,118
Interest expense, unconsolidated entities and discontinued operations	1,596	1,574
Amortization of stock compensation	1,265	1,407
EBITDA	53,777	84,601
Gain on sale of hotels	-	(6,031)
Gain on sale of hotels in unconsolidated entities	-	(11,182)
Abandoned projects	-	22
Charges related to debt extinguishment, net of minority interests	-	811
Impairment loss	17,131	-
Conversion costs(a)	259	-
Adjusted EBITDA	71,167	68,221
Adjusted EBITDA from discontinued operations	13	(3,296)
EBITDA from acquired hotels(b)	-	6,505
Gain on sale of condominiums	-	(3,281)
Same-Store Adjusted EBITDA	$71,180	$68,149

(a)     These costs relate to the conversion of our Hotel 480 Union Square in San Francisco to a Marriott. The conversion is expected to be completed by early 2009.

(b)	We have included amounts for two Renaissance hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

Same-Store Hotel EBITDA and Same-Store Hotel EBITDA Margin

(dollars in thousands)

	Three Months Ended March 31,
	2008	2007
Total revenues	$291,875	$248,672
Other revenue	(328)	(131)
Revenue from acquired hotels(a)	-	27,985
Same-Store hotel operating revenue	291,547	276,526
Same-Store hotel operating expenses	(209,382)	(198,098)
Same-Store Hotel EBITDA	$82,165	$78,428
Same-Store Hotel EBITDA margin	28.2%	28.4%

(a)     We have included amounts for two Renaissance hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

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FelCor Lodging Trust 2008 Operating Results
May 7, 2008

Reconciliation of Same-Store Adjusted EBITDA to Same-Store Hotel EBITDA

(in thousands)

	Three Months Ended March 31,
	2008	2007
Same-Store Adjusted EBITDA	$71,180	$68,149
Other revenue	(328)	(131)
Equity in income from unconsolidated subsidiaries (excluding interest and depreciation expense)	(5,022)	(6,404)
Minority interest in other partnerships (excluding interest and depreciation expense)	570	125
Consolidated hotel lease expense	12,197	14,259
Unconsolidated taxes, insurance and lease expense	(2,122)	(1,703)
Interest income	(545)	(1,247)
Other expenses	673	-
Corporate expenses (excluding amortization of stock compensation)	5,562	5,380
Same-Store Hotel EBITDA	$82,165	$78,428

(a)	We have included amounts for two Renaissance hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

Reconciliation of Net Income (Loss) to Same-Store Hotel EBITDA

(in thousands)

	Three Months Ended March 31,
	2008	2007
Net income (loss)	$(12,473)	$29,162
Discontinued operations	13	(8,307)
EBITDA from acquired hotels(a)	-	6,505
Equity in loss (income) from unconsolidated entities	622	(12,771)
Minority interests	(406)	(37)
Consolidated hotel lease expense	12,197	14,259
Unconsolidated taxes, insurance and lease expense	(2,122)	(1,703)
Interest expense, net	26,003	22,872
Corporate expenses	6,827	6,787
Depreciation and amortization	33,768	25,051
Impairment loss	17,131	-
Other expenses	933	-
Abandoned projects	-	22
Gain on sale of condominiums	-	(3,281)
Other revenue	(328)	(131)
Same-Store Hotel EBITDA	$82,165	$78,428

(a)	We have included amounts for two Renaissance hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

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FelCor Lodging Trust 2008 Operating Results
May 7, 2008

Reconciliation of Ratio of Operating Income to Total Revenues to Same-Store Hotel EBITDA Margin

	Three Months Ended March 31,
	2008	2007
Ratio of operating income to total revenues	4.7%	10.0%
Other revenue	(0.1)	-
Revenue from acquired hotels(a)	-	10.1
Unconsolidated taxes, insurance and lease expense	(0.7)	(0.6)
Consolidated hotel lease expense	4.2	5.2
Other expenses	0.3	-
Corporate expenses	2.3	2.4
Depreciation and amortization	11.6	9.1
Impairment loss	5.9	-
Expenses from acquired hotels(a)	-	(7.8)
Same-Store Hotel EBITDA margin	28.2%	28.4%

(a)	We have included amounts for two Renaissance hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

Reconciliation of Total Operating Expenses to Same-Store Hotel Operating Expenses

(in thousands)

	Three Months Ended March 31,
	2008	2007
Total operating expenses	$278,116	$221,034
Unconsolidated taxes, insurance and lease expense	2,122	1,703
Consolidated hotel lease expense	(12,197)	(14,259)
Corporate expenses	(6,827)	(6,787)
Other expenses	(933)	-
Abandoned projects	-	(22)
Depreciation and amortization	(33,768)	(25,051)
Impairment loss	(17,131)	-
Expenses from acquired hotels(a)	-	21,480
Same-Store hotel operating expenses	$209,382	$198,098

(a)	We have included amounts for two Renaissance hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

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FelCor Lodging Trust 2008 Operating Results
May 7, 2008

Reconciliation of Forecasted Net Income to Forecasted FFO, Adjusted FFO, EBITDA
and Adjusted EBITDA

(in millions, except per share and unit data)

	Second Quarter 2008 Guidance
	Low Guidance			High Guidance
	Dollars	Per Share Amount		Dollars	Per Share Amount
Net income	$22			$24
Preferred dividends	(10)			(10)
Net income (loss) applicable to common stockholders	12	$0.19		14	$0.22
Depreciation	38			38
FFO and Adjusted FFO	50	$0.79	(a)	52	$0.83	(a)
Series A preferred dividends	6			6
FFO and Adjusted FFO assuming conversion	$56	$0.76	(b)	$58	$0.80	(b)

Net income	$22			$24
Depreciation	38			38
Interest expense	26			26
Amortization expense	1			1
Adjusted EBITDA	$87			$89

(a)	Weighted average shares and units are 63.2 million.

(b)     Second quarter guidance for FFO per share, assumes the conversion of our series A preferred stock because it is more dilutive when our Adjusted FFO per share exceeds $0.63 per share. This increases fully diluted shares outstanding to 73.2 million for the quarter.

	Full Year 2008 Guidance
	Low Guidance			High Guidance
	Dollars	Per Share Amount		Dollars	Per Share Amount
Net income(b)	$16			$24
Preferred dividends	(39)			(39)
Net income (loss) applicable to common stockholders	(23)	$(0.37)		(15)	$(0.24)
Depreciation	151			151
Impairment charge	17			17
Adjusted FFO	$145	$2.29	(a)	$153	$2.42	(a)

Net income(b)	$16			$24
Depreciation	151			151
Impairment charge	17			17
Interest expense	103			103
Amortization expense	6			6
Adjusted EBITDA	$293			$301

(a)     Weighted average shares and units are 63.2 million.

(b)	Net income includes the $17.1 million impairment charge recorded in the first quarter 2008.

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FelCor Lodging Trust 2008 Operating Results
May 7, 2008

     Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures, including FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Same-Store Hotel EBITDA and Same-Store Hotel EBITDA margin, are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance, which should be considered along with, but not as an alternative to, net income as a measure of our operating performance.

FFO and EBITDA

The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.

Adjustments to FFO and EBITDA

We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items such as those described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, Same-Store Adjusted FFO, Adjusted EBITDA and Same-Store Adjusted EBITDA, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•     Gains and losses related to early extinguishment of debt – We exclude gains and losses related to early extinguishment of debt from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust 2008 Operating Results
May 7, 2008

•     Impairment losses – We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO and Adjusted EBITDA because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

•     Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Hotel EBITDA and Hotel EBITDA Margin

Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision-making. Additionally, these measures facilitate comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin by eliminating corporate-level expenses, depreciation and expenses related to our capital structure. We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information with respect to the ongoing operating performance of our hotels and the effectiveness of management on a property-level basis. We eliminate depreciation and amortization, even though they are property-level expenses, because we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets and implicitly assume that the value of real estate assets diminish predictably over time, accurately reflect an adjustment in the value of our assets. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by minority interest expense and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our hotels.

Same-Store Comparisons

     To derive same-store comparisons, we have adjusted the numbers to remove discontinued operations and gains on sales of condominium units; and have added the historical results of operations from the two Renaissance hotels acquired in December 2007.

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FelCor Lodging Trust 2008 Operating Results

May 7, 2008

Limitations of Non-GAAP Measures

The use of these non-GAAP financial measures has certain limitations. FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Same-Store Hotel EBITDA and Same-Store Hotel EBITDA margin, as presented by us, may not be comparable to FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Same-Store Hotel EBITDA and Same-Store Hotel EBITDA margin as calculated by other real estate companies. These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest or capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, Adjusted FFO, Adjusted FFO per share, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA or Same-Store Adjusted EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. Adjusted FFO per share does not measure, and should not be used as a measure of, amounts that accrue directly to the benefit of stockholders. FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Same-Store Hotel EBITDA and Same-Store Hotel EBITDA margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.

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